Exhibit 10.6

EXECUTION VERSION

FINDERS AGREEMENT

This FINDERS AGREEMENT (“Agreement”) is made and entered into as of January 13, 2021 (“Execution Date”), by and among Crescent Acquisition Corp, a Delaware corporation (“SPAC”) and Neuberger Berman BD LLC, a Delaware limited liability company (“Finder”).

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”) and, in connection with such, desires to formally engage the services of Finder for its introduction of the SPAC to LiveVox, Inc. (together with its parent entity and other affiliates, the “Potential Target”), a company that is (or the parent company of which is) a potential candidate for such Business Combination, subject to the terms and conditions contained herein; and

WHEREAS, Finder’s willingness to introduce and refer the Potential Target to SPAC was upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

(1)	Referral Services

(a)	Finder has introduced the Potential Target to SPAC by providing contact information of the Potential Target and/or its primary stockholder.

(b)	Finder agrees that SPAC shall have the right, in its sole discretion, to pursue or not pursue a Business Combination with the Potential Target.

(c)	SPAC shall promptly notify Finder, in accordance with Section (9)(f) below, of any relationship with the Potential Target which would void its obligations to Finder, under the terms of this Agreement.

(2)	Compensation

(a)

In return for introducing the Potential Target to SPAC, SPAC agrees to compensate Finder as described and pursuant to the terms and conditions in Schedule A and provide Finder with certain registration rights as described and pursuant to the terms and conditions in Schedule B. Notwithstanding anything in this Agreement to the contrary, SPAC shall not be obligated to pay any compensation under this Agreement if SPAC does not consummate a Business Combination with the Potential Target.

(b)	Neither party shall reimburse the other for expenses incurred in connection with this Agreement and any Business Combination related thereto.

(c)

Notwithstanding anything in this Agreement to the contrary, SPAC shall not be obligated to pay any compensation hereunder if such payment would be inconsistent with applicable law. SPAC’s obligation to pay any compensation under this Agreement will not arise and will be suspended if at any time Finder determines, in good faith, that the payment of any compensation by SPAC, or the receipt of any compensation by Finder, may be inconsistent with any statute, rule, regulation or regulatory or self-regulatory organization interpretation to which SPAC or Finder is subject. If Finder makes such a determination, it will promptly notify SPAC to that effect in writing, and SPAC and Finder will endeavor to amend this Agreement, and to take such other actions, as necessary or appropriate, in each party’s reasonable judgment, to permit, on commercially practicable terms, the payment of fees or reasonably equivalent total compensation by SPAC, and the receipt of fees by Finder, in a manner consistent with applicable laws and the requirements of all governmental authorities and self-regulatory organizations having authority over SPAC or Finder.

(3)	Finder’s Representations, Warranties and Covenants

(a)

Finder represents and warrants to SPAC that it has complied and hereafter will comply with all federal, state and local laws and regulations governing Finder’s business, including federal and state broker dealer laws and regulations, and the performance of Finder’s obligations hereunder, including, without limitation, obtaining and maintaining all licenses and permits required to conduct Finder’s business. Finder shall comply with all laws that are in effect in any jurisdiction in which it operates.

(b)

Finder represents, warrants and agrees that, in introducing the Potential Target to SPAC and engaging in activities under this Agreement, Finder shall act in compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Advisers Act of 1940, the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, and the applicable rules and regulations of each state.

(c)

Finder represents and warrants that it is a broker-dealer duly registered with the Securities and Exchange Commission (“SEC”) under the Exchange Act, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and qualified to conduct business as a broker-dealer in each of the jurisdictions in which Finder conducts business or may engage in services under this Agreement.

(d)

Finder represents, warrants and agrees that, in introducing the Potential Target to SPAC and engaging in activities under this Agreement, Finder shall not (i) offer, effect or facilitate the sale of securities to SPAC; (ii) participate or assist in any negotiations regarding the offer and sale of securities of the Potential Target; (iii) advise the Potential Target or SPAC regarding the merits of purchasing or selling securities or engaging in securities transactions; (iv) provide valuations to SPAC regarding securities; (v) hold, handle or control any funds or securities of SPAC; (vi) accept or direct orders for securities from SPAC; (vii) intermediate any communications between SPAC and the Potential Target other than the initial introduction; (viii) transmit any documents related to securities or securities transactions between SPAC and the Potential Target; (ix) extend or arrange for the extension of equity or debt financing to SPAC in connection with the purchase of securities, including securities to be purchased in the Business Combination; or (x) engage in any activity in violation of applicable law.

(4)	SPAC’s Representations, Warranties and Covenants

(a)

SPAC represents and warrants that it has the requisite power and authority to execute and deliver this Agreement and to pay the compensation contemplated hereby, including the authorization, issuance, and delivery of the Class A Shares (as defined in Schedule A). The execution and delivery of the Agreement, issuance and delivery of Class A shares and payment of such Class A Shares as compensation in accordance with the terms of the Agreement to the Finder have been duly authorized by all necessary corporate and stockholder action on the part of the SPAC and this Agreement constitutes a legal, valid and binding obligation of the SPAC.

(5)	Term and Termination

(a)

This Agreement shall take effect as of the date written above and shall continue for six (6) months from the date hereof. Thereafter, this Agreement may be extended if agreed to in writing by the Parties.

(b)

This Agreement may be terminated upon the mutual consent of both parties or, by either party, if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within ten (10) days after written notice of such breach is provided to the other party specifying in reasonable detail the nature of such breach.

(c)

Following termination of this Agreement, SPAC shall have no further responsibility to Finder except to (i) pay compensation in accordance with Schedule A that is then due and (ii) pay when it becomes due, compensation in accordance with Schedule A for introduction of the Potential Target prior to termination. Except as expressly stated herein, SPAC shall have no liability to pay compensation to Finder after the effective date of termination of this Agreement.

(6)	Confidentiality

(a)

SPAC Information. Finder agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence, and not to use, except in connection with Finder’s performance of services under this Agreement, and not to disclose to any person or entity without written authorization of SPAC, any Confidential Information of SPAC. As used herein, “Confidential Information” means any SPAC proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, and financial and other business information disclosed to Finder by SPAC, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any information: (i) which was lawfully in the possession of Finder without any obligation of confidentiality prior to receiving such information from SPAC; (ii) which is obtained by Finder from a source that is not prohibited from disclosing the information to Finder by an obligation of confidentiality; (iii) which is or becomes generally available to the public other than as a result of a disclosure by Finder or its agents; or (iv) which is developed independently by Finder without use of the Confidential Information or reference thereto. In the event that Finder is ordered to disclose Confidential Information pursuant to a judicial, governmental or self-regulatory organization request or an order or in a judicial or governmental proceeding (“Required Disclosure”), Finder shall, to the extent legally permissible: (i) promptly notify SPAC; (ii) take reasonable steps to assist SPAC in contesting such Required Disclosure or otherwise protecting SPAC’s rights but shall not be responsible for any costs associated with such assistance, including its own legal fees; and (iii) only disclose that portion of the Confidential Information specifically required to be disclosed pursuant to such Required Disclosure.

(7)	Indemnification

(a)

Finder agrees to indemnify and hold harmless SPAC and its affiliates and their respective officers, directors, employees and controlling persons (collectively, the “SPAC Indemnified Persons”) from and against any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (collectively, “Losses”), to which SPAC Indemnified Persons may become subject arising out of or related to Finder’s breach of this Agreement. Notwithstanding anything contained herein to the contrary, Finder will not indemnify any SPAC Indemnified Person for any Losses that are a result of such indemnified person’s negligence, bad faith or willful misconduct.

(b)

SPAC agrees to indemnify and hold harmless Finder and its affiliates and their respective officers, directors, employees and controlling persons and, subject to compliance with the provisions of this Agreement, those persons or entities retained or paid by Finder to assist Finder with its duties under this Agreement (collectively, the “Finder Indemnified Persons”) from and against any Losses to which Finder Indemnified Persons may become subject arising out of or related to SPAC’s breach of this Agreement. Notwithstanding anything contained herein to the contrary, SPAC will not indemnify any Finder Indemnified Person for any Losses that are a result of such indemnified party’s negligence, bad faith or willful misconduct.

(c)

Each indemnifying party agrees to promptly reimburse each indemnified person for all reasonable expenses (including reasonable attorney fees and reasonable expenses of legal counsel) incurred in connection with the investigation, preparation for or defense of any pending or threatened claim related to or arising in any manner out of this Agreement and the transactions contemplated hereunder for which indemnification may be sought (collectively, a “Proceeding”). Each indemnifying party further agrees that it will not, without the prior written consent of the indemnified party, settle, compromise or consent to the entry of any judgment in any threatened or pending Proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the indemnified parties and holds each indemnified party harmless against all liability arising out of such Proceeding.

(8)	Independent Contractor Status

(a)

Independent Contractor Status. The parties expressly understand and agree that Finder’s relationship to SPAC is that of an independent contractor and not that of an employee, officer, agent or otherwise. Finder shall have no restrictions on its ability to provide similar services to companies other than SPAC, including with respect to the Potential Target . Finder has no authority to accept any order or to bind or obligate SPAC in any way. Finder will not, without specific prior written authority from SPAC, and without accepting and acknowledging the same in writing, act in any way, either directly or indirectly, as SPAC’s agent or representative.

(9)	General Provisions

(a)

Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements and understandings. This Agreement may not be modified or amended except in writing signed by both parties to the Agreement.

(b)

No Waiver. Neither the failure nor any delay by either SPAC or Finder to exercise any right, remedy, power or privilege under this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver with respect to any occurrence be construed as a waiver with respect to any other occurrence. No waiver of any right, remedy, power or privilege under this Agreement shall be effective unless such waiver is in writing signed by the party to be charged thereby.

(c)

Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected by or rendered invalid or unenforceable because any other provision of this Agreement may be held to be invalid or unenforceable in whole or in part.

(d)

Capacity. Each party represents and warrants (i) that its entry into this Agreement and performance of all the terms of this Agreement will not breach any other agreement or other obligation to which it is subject or by which it is bound; and (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and, upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation.

(e)

Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (excepting any conflicts of law provisions that would serve to defeat the operation of New York substantive law). Each party submits to the exclusive jurisdiction of federal and state courts sitting in the State of New York with respect to any dispute arising under this Agreement and waives, to the fullest extent permitted by law, any claim of inconvenient forum or other defense that would serve to defeat such jurisdiction. The prevailing party shall be entitled to recover all legal costs from the non-prevailing party arising from the enforcement of this Agreement. Notwithstanding and subject to Section (9)(g), each of Finder and SPAC expressly, knowingly and irrevocably waives any right it may have to a jury trial in the event of any dispute involving this Agreement.

(f)

Notices. All notices and other communications hereunder shall be deemed given upon (i) confirmed delivery by a standard overnight carrier to the recipient’s address set forth below, or (ii) delivery by hand to the recipient’s address set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section):

If to SPAC (prior to the consummation of the Business Combination with the Potential Target):

Crescent Acquisition Corp, Todd M. Purdy, Chief Executive Officer, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025

Email: todd.purdy@crescentcap.com

If to SPAC (following the consummation of the Business Combination with the Potential Target):

Attention: Stephen D. Oetgen and Rishi Chandna, Golden Gate Private Equity, Inc., One Embarcadero Center, Suite 3900, San Francisco, CA 94111

Email: rchandna@goldengatecap.com; soetgen@goldengatecap.com; legal@goldengatecap.com

If to Finder:

Attention: Neuberger Berman BD LLC, Office of the Chief Financial Officer, 1290 Avenue of the Americas, New York, NY 10104

Email: ckantor@nb.com; William.arnold@nb.com, ralph.defepo@nb.com, corey.issing@nb.com

(g)

Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement, or any part thereof, is invalid, illegal, or otherwise voidable or void, may be submitted to final and binding arbitration before, and in accordance with, the rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof upon mutual agreement of the parties hereto; provided, however, that this clause shall not be construed to limit any rights which either party may have to bring an action in a court of law or equity. All fees and expenses for this arbitration shall be borne equally between the parties hereto; provided, however, that the prevailing party shall be entitled to be reimbursed for all reasonable fees and expenses.

(h)	Survival. Sections (5)(c), (6), (7), (9) and Schedule B, to the extent Finder holds Registrable Securities (as defined in Schedule B), shall survive termination of this Agreement.

(i)

Assignments. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto, and any purported assignment in breach of this clause shall be void. The parties expressly intend and agree that there are no third party beneficiaries (other than any Indemnified Persons) of this Agreement.

(j)	Captions. Captions herein are for convenience only and are not of substantive effect.

(k)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Consulting and Finder Agreement as of the date first above written.

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
Name: Christopher G. Wright
Title: President

Neuberger Berman BD LLC

By:	/s/ Joseph V. Amato
Name: Joseph V. Amato
Title: President

SCHEDULE A

Compensation

As compensation for introduction of the Potential Target to SPAC, contingent upon the occurrence of the consummation of a Business Combination with the Potential Target, SPAC shall take all required steps to issue, as compensation earned when issued, the following number of newly-issued shares of Class A common stock, par value $0.0001 per share, of the SPAC (“Class A Shares”) to Finder within five (5) business days of the satisfaction of the applicable following condition:

•	781,250 Class A Shares upon the Initial Milestone;

•

781,250 Class A Shares upon the later of (i) the Initial Milestone and (ii) the first date on which the Volume Weighted Average Share Price (as defined below) has equaled or exceeded $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing;

•

781,250 Class A Shares upon the later of (i) the Initial Milestone and (ii) the first date on which the Volume Weighted Average Share Price has equaled or exceeded $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing; and

•

381,250 Class A Shares upon the later of (i) the Initial Milestone and (ii) the first date on which the Volume Weighted Average Share Price has equaled or exceeded $17.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing.

Each of the above listed conditions for the issuance of Class A Shares shall be referred to as a “Milestone.”

Upon each Milestone, and as a condition precedent to receiving Class A Shares pursuant to such Milestone, Finder shall deliver to SPAC a validly executed Internal Revenue Service Form W-9.

The Volume Weighted Average Share Price targets set forth in each Milestone and the number of Class A Shares to be issued pursuant to each Milestone shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Class A Shares after the date of this Agreement.

If, on or before the seventh (7th) anniversary of the Closing Date, there is a Change of Control (as defined below) that will result in the holders of Class A Shares receiving a per share price equal to or in excess of the applicable Volume Weighted Average Share Price required in connection with any Milestone, then immediately prior to the consummation of such Change of Control: (a) any such Milestone that has not previously been achieved shall be deemed to have been achieved; and (b) Parent shall issue to Finder the Class A Shares conditioned upon the achievement of such Milestone, and Finder shall be eligible to participate in such Change of Control.

To the extent that any of the foregoing conditions has not been satisfied within seven (7) years of the Closing Date, then SPAC’s obligation to issue any shares in connection with the consummation of such condition shall be cancelled and Finder shall have no further right to receive any shares associated with such condition.

As used herein:

•

“Change of Control” means any transaction or series of transactions, the result of which is: (a) the acquisition by any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing (in each case, a “Person”) or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of SPAC; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) of Persons acquiring at least 50% of the combined voting power of the then outstanding securities of SPAC or the surviving SPAC outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of SPAC.

•

“Initial Milestone” means, the earlier of (i) one year following the date of the consummation of the Business Combination (the “Closing Date”) and (ii) after the Closing Date, (x) if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred fifty (150) days after the Closing Date or (y) the date on which SPAC completes a liquidation, merger stock exchange or other similar transaction that results in all of SPAC’s stockholders having the right to exchange their Class A Shares for cash, securities or other property.

•

“Volume Weighted Average Share Price” means the volume weighted average share price of the Class A Shares on The Nasdaq Stock Market LLC or any other national securities exchange on which the Class A Shares are listed for trading as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m. (or such hours of the trading day as the relevant market shall be open in the event of an abbreviated trading day), New York City time, on such trading day.

SCHEDULE B

Registration Rights

1)

SPAC agrees that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) (at SPAC’s sole cost and expense), within sixty (60) calendar days after any issuance of Class A Shares resulting from the achievement of a Milestone, a registration statement (the “Registration Statement”) registering the resale of such Class A Shares issued to Finder resulting from the achievement of such Milestone (together with any other Class A Shares issued hereunder, the “Registrable Securities”), and SPAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that SPAC’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Finder furnishing in writing to SPAC such information regarding Finder, the securities of SPAC held by Finder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by SPAC to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as SPAC may reasonably request that are customary of a selling stockholder in similar situations, including providing that SPAC shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder.

2)

Notwithstanding anything to the contrary in this Agreement, SPAC shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Finder not to sell under the Registration Statement or to suspend the effectiveness thereof, if SPAC determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such filing or use could materially affect a bona fide business or financing transaction of SPAC or its subsidiaries or would require additional disclosure by SPAC in the Registration Statement of material information that SPAC has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that (i) SPAC may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period and (ii) SPAC shall use commercially reasonable efforts to make the Registration Statement available for sale by Finder of its Registrable Securities as soon as practicable thereafter. Upon receipt of any written notice from SPAC of the happening of any Suspension Event during the period that the Forward Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Finder agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Finder receives copies of a supplemental or amended prospectus (which SPAC agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by SPAC that it may resume such offers and sales; provided, for the avoidance of doubt, that SPAC shall not include any material non-public information in any such written notice. If so directed by SPAC, Finder will deliver to SPAC or, in Finder’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Finder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Finder is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

3)	Indemnification.

(a) SPAC shall indemnify Finder (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls Finder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based upon information regarding Finder furnished in writing to SPAC by Finder expressly for use therein.

(b) The Finder shall, severally and not jointly with any other selling stockholder named in the Registration Statement, indemnify and hold harmless SPAC, its directors, officers, agents and employees, and each person who controls SPAC (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are based upon information regarding Finder furnished in writing to SPAC by Finder expressly for use therein provided, however, that the indemnification contained in this Schedule

B(3)(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Finder (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Finder exceed the net proceeds received by Finder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Finder shall notify SPAC promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which Finder is aware.

(c) If the indemnification provided under this Schedule B(3) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Schedule B(3)(c) and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Schedule B(3) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Schedule B(3)(c) shall be individual, not joint and several, and in no event shall the liability of Finder hereunder exceed the net proceeds received by Finder upon the sale of the Registrable Securities giving rise to such indemnification obligation.